Exhibit 99.1

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/22664/ ACAMAR PARTNERS ACQUISITION CORP. Proxy for the Special Meeting in lieu of the 2020 Annual Meeting of Stockholders, to be held on January 20, 2021 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Luis Ignacio Solorzano Aizpuru and Joseba Asier Picaza Ucar, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote (the "Shares") if personally present and acting at the Special Meeting in lieu of the 2020 Annual Meeting of Stockholders of Acamar Partners Acquisition Corp. (the "Company"), to be held via live audio webcast at https://web.lumiagm.com/236646411 on January 20, 2021 at 10:00 A.M., Eastern Time, and at any adjournments and/or postponements thereof. Such Shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies' discretion on such other matters as may properly come before the special meeting or any adjournment and/or postponement thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11 AND 13, AND "FOR" EACH OF THE DIRECTORS SET FORTH IN PROPOSAL 12. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THE BUSINESS COMBINATION PROPOSAL IS CONDITIONED ON THE APPROVAL OF PROPOSAL 2 AND THE NASDAQ PROPOSAL. IN ADDITION, (I) PROPOSAL 2 IS CONDITIONED ON THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL AND THE NASDAQ PROPOSAL, (II) EACH OF PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6, PROPOSAL 7, PROPOSAL 8, PROPOSAL 9, THE INCENTIVE PLAN PROPOSAL AND THE DIRECTOR ELECTION PROPOSAL IS CONDITIONED ON THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, PROPOSAL 2 AND THE NASDAQ PROPOSAL, (III) THE DIRECTOR ELECTION PROPOSAL IS CONDITIONED ON THE APPROVAL OF PROPOSAL 3, AND (IV) THE NASDAQ PROPOSAL IS CONDITIONED ON THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL AND PROPOSAL 2. THE ADJOURNMENT PROPOSAL IS NOT CONDITIONED ON THE APPROVAL OF ANY OTHER PROPOSAL SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS. IF EITHER THE BUSINESS COMBINATION PROPOSAL OR THE NASDAQ PROPOSAL IS NOT APPROVED, OR IF ANY OTHER PROPOSAL IS NOT APPROVED AND THE COMPANY OR CARLOTZ, INC. DO NOT WAIVE THE APPLICABLE CLOSING CONDITION UNDER THE MERGER AGREEMENT, THEN THE MERGER WILL NOT BE CONSUMMATED. ------------------1.1 (Continued and to be signed on the reverse side) 14475

SPECIAL MEETING OF STOCKHOLDERS OF ACAMAR PARTNERS ACQUISITION CORP. in lieu of the 2020 Annual Meeting January 20, 2021 PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. The Business Combination Proposal – (Proposal No. 1) - To approve and adopt the Agreement and Plan of Merger, dated as of October 21, 2020 (as amended or restated from time to time, the “merger agreement”), by and among CarLotz, Inc. (“CarLotz”), the Company and Acamar Partners Sub, Inc. (“Merger Sub”) and the transactions contemplated thereby pursuant to which Merger Sub will merge with and into CarLotz with CarLotz surviving the merger: The Charter Proposals – (Proposal Nos. 2, 3, 4, 5, 6, 7, 8 and 9) 2. Proposal 2 - To approve an amendment to the Company’s current amended and restated certificate of incorporation (the “existing charter”) to increase the number of authorized shares of the Company’s Class A common stock: 3. Proposal 3 – To approve an amendment to the existing charter to create an additional class of directors so that there will be three classes of directors with staggered terms of office: 4. Proposal 4 – To approve an amendment to the existing charter to provide that, subject to the rights granted to certain stockholders, FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 10. The Nasdaq Proposal — (Proposal No. 10) - To approve: (i) for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding common stock of the Company and the resulting change of control in connection with the merger; and (ii) for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of up to 12,500,000 shares of the Company’s Class A common stock in connection with the PIPE Investment, upon the completion of the merger: 11. The Incentive Plan Proposal – (Proposal No. 11) - To approve and adopt the 2020 Plan, including the authorization of the initial share reserve thereunder: 12. The Director Election Proposal – (Proposal No. 12) - To elect, effective as of the effective time of the merger, the following individuals to serve on the Company’s board of directors in accordance with the proposed charter, until the 2021, 2022 and 2023 annual meetings of stockholders, each as determined by their director class: NOMINEES: FOR AGAINST ABSTAIN directors may be removed from office only for cause and only by the affirmative vote of holders of at least 66 2⁄3% of the outstanding shares entitled to vote thereon: 5. Proposal 5 – To approve an amendment to the existing charter to provide that an affirmative vote by the holders of at least 66 2⁄3% of the outstanding shares is required to amend, alter, change or repeal or adopt most charter provisions: 6. Proposal 6 – To approve an amendment to the existing charter to provide that an affirmative vote by the holders of at least 66 2⁄3% of the outstanding shares is required to amend, alter, change or repeal the bylaws: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O David R. Mitchell (Class I) 01 O Luis Ignacio Solorzano Aizpuru (Class I) 02 O Kimberly H. Sheehy (Class I) 03 O Michael W. Bor (Class II) 04 O Steven G. Carrel (Class II) 05 O James E. Skinner (Class II) 06 O Linda B. Abraham (Class III) 07 O Sarah M. Kauss (Class III) 08 7. Proposal 7 – To approve an amendment to the existing charter to provide that certain transactions are not “corporate opportunities” and that certain stockholder party to the Company’s stockholders agreement and its affiliates are not subject to the doctrine of corporate opportunity: 8. Proposal 8 – To approve an amendment to the existing charter to provide for additional changes, principally including changing “Acamar Partners Acquisition Corp.” name to “CarLotz, Inc.” and removing provisions applicable only to special purpose acquisition companies: 9. Proposal 9 – Conditioned upon the approval of Proposals 2 through 8, to approve the proposed charter, and replace the existing charter with the proposed charter as of the effective time of the merger: FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 13. The Adjournment Proposal – (Proposal No. 13) - To approve the adjournment of the the Company’s Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the the Company’s Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Nasdaq Proposal, the Incentive Plan Proposal or the Director Election Proposal, or holders of the Company’s Class A common stock have elected to redeem a number of shares such that Acamar Partners would have less than $5,000,001 of net tangible assets or the Minimum Cash Condition (as per the merger agreement) would not be satisfied. The Company's board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Business Combination Proposal, “FOR” each of the Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” the Director Election Proposal and “FOR” the Adjournment Proposal (if necessary). To change the address on your account or to add the email, please check the box at right. Please indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF ACAMAR PARTNERS COMMON STOCK YOU OWN. Whether or not you plan to participate in the Acamar Partners Special Meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. Signature of StockholderDate:Signature of StockholderDate: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by the president or another duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person or entity.